================================================================================

                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement        [_]  Confidential, for Use of the
                                             Commission Only (as permitted by
                                             Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                         Optika Imaging, Inc.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

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     (2) Aggregate number of securities to which transaction applies:

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------


     (5) Total fee paid:

     -------------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

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     (2) Form, Schedule or Registration Statement No.:

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     (3) Filing Party:

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     (4) Date Filed:

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Notes:

                [LOGO OF OPTIKA IMAGING, INC. APPEARS HERE]


                                                                 April 25, 1997

Mark K. Ruport
Chairman, Chief Executive Officer
 and President

Dear Stockholder:

  You are cordially invited to attend the 1997 Annual Meeting of Stockholders of Optika Imaging Systems, Inc. (the "Company"), which will be held on Friday, May 23, 1997 at 9:00 a.m. local time, at the Colorado Springs Marriott, 5580 Tech Center Drive, Colorado Springs, Colorado. In addition to the matters to be acted upon at the meeting, which are described in detail in the attached Notice of Annual Meeting of Stockholders and Proxy Statement, there will be a report to the stockholders on the operations of the Company. I hope that you will be able to attend.

  Whether or not you plan to be at the meeting, please be sure to complete, date, sign and return the proxy card enclosed with this Proxy Statement as promptly as possible so that your shares may be voted in accordance with your wishes. Your vote, whether given by proxy or in person at the meeting, will be held in confidence by the Inspector of Election for the meeting.

                                          Sincerely,


                                      [SIGNATURE OF MARK K. RUPORT APPEARS HERE]

                                          MARK K. RUPORT
                                          Chairman, Chief Executive Officer
                                           and President

                 [LOGO OF OPTIKA IMAGING, INC. APPEARS HERE]

                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                                 MAY 23, 1997

TO THE STOCKHOLDERS OF OPTIKA IMAGING SYSTEMS, INC.:

  NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders (the "Annual Meeting") of Optika Imaging Systems, Inc., a Delaware corporation (the "Company"), will be held on Friday, May 23, 1997, at 9:00 a.m. local time, at the Colorado Springs Marriott, 5580 Tech Center Drive, Colorado Springs, Colorado 80919, for the following purposes, as more fully described in the Proxy Statement accompanying this Notice:

  1. To elect directors to serve until the next Annual Meeting, or until their successors are elected and qualified;

  2. To ratify the appointment of Price Waterhouse LLP as independent auditors of the Company for the fiscal year ending December 31, 1997; and

  3. To transact such other business as may properly come before the meeting or any adjournment or adjournments thereof.

  Only stockholders of record at the close of business on April 18, 1997 are entitled to notice of and to vote at the Annual Meeting. The stock transfer books will not be closed between the record date and the date of the meeting. A list of stockholders entitled to vote at the Annual Meeting will be available for inspection at the executive offices of the Company during normal business hours, for purposes related to the Annual Meeting, for a period of ten days prior to the Annual Meeting.

  All stockholders are cordially invited to attend the meeting in person. Whether or not you plan to attend, please sign and return the enclosed Proxy as promptly as possible in the envelope enclosed for your convenience. Should you receive more than one proxy because your shares are registered in different names and addresses, each proxy should be signed and returned to assure that all your shares will be voted. You may revoke your proxy at any time prior to the Annual Meeting. If you attend the Annual Meeting and vote by ballot, your proxy will be revoked automatically and only your vote at the Annual Meeting will be counted.

                                   Sincerely,

                                   [SIGNATURE OF STEVEN M. JOHNSON APPEARS HERE]

                                   Steven M. Johnson
                                   Vice President-Finance and Administration,
                                   Chief Financial Officer and Secretary


Colorado Springs, Colorado
April 25, 1997

YOUR VOTE IS VERY IMPORTANT, REGARDLESS OF THE NUMBER OF SHARES YOU OWN. PLEASE READ THE ATTACHED PROXY STATEMENT CAREFULLY, COMPLETE, SIGN AND DATE THE ENCLOSED PROXY CARD AS PROMPTLY AS POSSIBLE AND RETURN IT IN THE ENCLOSED ENVELOPE.

                         OPTIKA IMAGING SYSTEMS, INC.
                    5755 MARK DABLING BOULEVARD, SUITE 100
                       COLORADO SPRINGS, COLORADO 80919

                                PROXY STATEMENT

                    FOR THE ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD ON MAY 23, 1997

GENERAL

  The enclosed proxy ("Proxy") is solicited on behalf of the Board of Directors of Optika Imaging Systems, Inc., a Delaware corporation (the "Company"), for use at the Annual Meeting of Stockholders to be held on Friday, May 23, 1997 (the "Annual Meeting"). The Annual Meeting will be held at 9:00 a.m. local time at the Colorado Springs Marriott, 5580 Tech Center Drive, Colorado Springs, Colorado 80919. These proxy solicitation materials were mailed on or about April 25, 1997 to all stockholders entitled to vote at the Annual Meeting.

VOTING

  The specific proposals to be considered and acted upon at the Annual Meeting are summarized in the accompanying Notice and are described in more detail in this Proxy Statement. On April 18, 1997, the record date for determination of stockholders entitled to notice of and to vote at the Annual Meeting, 6,758,380 shares of the Company's common stock, $.001 par value ("Common Stock"), were issued and outstanding. No shares of the Company's preferred stock were outstanding. Each stockholder is entitled to one vote for each share of Common Stock held by such stockholder on April 18, 1997. Stockholders may not cumulate votes in the election of directors.

  All votes will be tabulated by the inspector of elections appointed for the meeting, who will separately tabulate affirmative and negative votes, abstentions and broker non-votes. Abstentions and broker non-votes are counted as present for purposes of determining the presence or absence of a quorum for the transaction of business. Abstentions will be counted towards the tabulations of votes cast on proposals presented to the stockholders and will have the same effect as negative votes, whereas broker non-votes will not be counted for purposes of determining whether a proposal has been approved or not.

  The persons named in the proxies will have discretionary authority to vote all proxies with respect to additional matters that are properly presented for action at the Annual Meeting.

  Boston EquiServe L.P. ("Boston EquiServe"), the transfer agent and registrar for the Common Stock, has been appointed by the Board of Directors to serve as Inspector of Election at the Meeting. All proxies and ballots delivered to Boston EquiServe shall be kept confidential by Boston EquiServe.

REVOCABILITY OF PROXIES

  You may revoke or change your Proxy at any time before the Annual Meeting by filing with Mr. Steven M. Johnson, the Secretary of the Company, at the Company's principal executive offices, Optika Imaging Systems, Inc., 5755 Mark Dabling Boulevard, Suite 100, Colorado Springs, Colorado 80919, a notice of revocation or another signed Proxy with a later date. You may also revoke your Proxy by attending the Annual Meeting and voting in person.

SOLICITATION

  The Company will bear the entire cost of solicitation, including the preparation, assembly, printing and mailing of this Proxy Statement, the Proxy and any additional soliciting materials furnished to stockholders. Copies of solicitation materials will be furnished to brokerage houses, fiduciaries and custodians holding shares in their names that are beneficially owned by others so that they may forward this solicitation material to such beneficial owners. In addition, the Company may reimburse such persons for their costs in forwarding the solicitation materials to such beneficial owners. The original solicitation of proxies by mail may be supplemented by a solicitation by telephone, telegram or other means by directors, officers or employees. No additional compensation will be paid to these individuals for any such services. Except as described above, the Company does not presently intend to solicit proxies other than by mail.

                  MATTERS TO BE CONSIDERED AT ANNUAL MEETING

                      PROPOSAL ONE--ELECTION OF DIRECTORS

GENERAL

  Eight directors are to be elected and qualified at the Annual Meeting. The Company's Certificate of Incorporation provides for a classified Board of Directors consisting of three classes of directors (designated as Class I, Class II and Class III directors, respectively) having staggered three-year terms, with each class consisting, as nearly as possible, of one-third of the total number of directors. The initial Class I, Class II and Class III directors will be those directors so designated and elected at the Annual Meeting. At the 1998 annual meeting of stockholders, the term of office of the Class I directors shall expire and Class I directors shall be elected for a full term of three (3) years. At the 1999 annual meeting of stockholders, the term of office of the Class II directors shall expire and Class II directors shall be elected for a full term of three (3) years. At the 2000 annual meeting of stockholders, the terms of office of the Class III directors shall expire and Class III directors shall be elected for a full term of three (3) years. At each succeeding annual meeting of stockholders, directors shall be elected for a full term of three (3) years to succeed the directors of the class whose terms expire at such annual meeting.

  Nominees for election have agreed to serve if elected, and management has no reason to believe that any nominee will be unavailable to serve. In the event any nominee is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee who may be designated by the present Board of Directors to fill the vacancy. Unless otherwise instructed, the proxy holders will vote the proxies received by them FOR the nominees named below. The eight candidates receiving the highest number of affirmative votes of the shares represented and voting on this particular matter at the Annual Meeting will be elected directors of the Company, to serve their respective terms and until their successors have been elected and qualified.

  THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THE ELECTION OF THE FOLLOWING NOMINEES TO SERVE AS DIRECTORS OF THE COMPANY UNTIL THE NEXT ANNUAL MEETING FOLLOWING THE ANNUAL MEETING OR UNTIL THEIR RESPECTIVE SUCCESSORS HAVE BEEN ELECTED AND QUALIFIED.

INFORMATION WITH RESPECT TO NOMINEES

  Set forth below is information regarding the nominees, including information furnished by them as to principal occupations, certain other directorships held by them, any arrangements pursuant to which they are selected as directors or nominees and their ages as of April 25, 1997:

                                          POSITION(S) WITH THE
   NOMINEES                        AGE          COMPANY           DIRECTOR SINCE
   --------                        --- -------------------------- --------------
   Class I Directors:
     Richard A. Bass..............  55 Director                        1993
     Paul Carter..................  42 Co-Founder and Director         1988

   Class II Directors:
     Robert L. Gett...............  46 Director                        1996
     Harry S. Gruner..............  37 Director                        1996
     Graham O. King...............  57 Director                        1996

   Class III Directors:
     James E. Crawford III........  51 Director                        1993
     Mark K. Ruport...............  44 President, Chief Executive      1995
                                       Officer and Chairman of
                                       the Board of Directors
     Malcolm D. Thomson...........  35 Co-Founder and Director         1988

BUSINESS EXPERIENCE OF BOARD NOMINEES

  CLASS I--NOMINEES FOR TERMS EXPIRING AT THE 1998 ANNUAL MEETING OF
  STOCKHOLDERS

    Richard A. Bass has served as a Director of the Company since May 1993, and he served as Chairman of the Board from September 1994 to May 1996. Since February 1991, Mr. Bass has been President and Chief Executive Officer of Point of View, Inc., a multimedia publishing company.

    Paul Carter is a co-founder of the Company and has served as a Director since its inception. Since July 1994, he has served as Chief Product Architect, and he served as the Company's Secretary from 1988 to May 1996. From July 1990 to June 1994, Mr. Carter was Director of Research and Development of the Company, and from January 1988 to June 1990 he was its Vice President--Research and Development. Prior to co-founding the Company, Mr. Carter was a design specialist for Ashton-Tate in California.

  CLASS II--NOMINEES FOR TERMS EXPIRING AT THE 1999 ANNUAL MEETING OF
  STOCKHOLDERS

    Robert L. Gett has served as a Director of the Company since June 1996. He has been President and Chief Executive Officer of Silicon Valley Internet Partners, an Internet Strategy and Systems Integration Company, since November 1996. From March 1991 until October 1996 he was President, North America for Cambridge Technology Partners, an international professional services information technology firm, and he had served as a Director of that firm from October 1992. From August 1990 until March 1991, Mr. Gett served as Executive Vice President--Operations, of Cambridge Technology Group, Inc. From July 1988 until August 1990, Mr. Gett served as President of Fidelity Software Development Company, the systems and technology services unit of Fidelity Investments. From February 1982 until July 1988, Mr. Gett served as Chief Information Officer of Smith Barney, Harris Upham & Company, Inc.

    Harry S. Gruner has served as a Director of the Company since May 1996. He has been a general partner of JMI Equity Fund, a private equity investment partnership, since November 1992. From August 1986 to October 1992, Mr. Gruner was with Alex. Brown & Sons Incorporated most recently as a principal. Mr. Gruner is also a director of Brock International, Inc., a developer, marketer and supporter of software systems, Jackson Hewitt, Inc., an income tax processing company, The META Group, Inc., a syndicated information technology research company, Hyperion Software, Inc., a financial software company, V-One Corporation, a security software company and numerous privately held companies.

    Graham O. King has served as a Director since April 1996. Mr. King is currently the Chairman, Chief Executive Officer and a Director of US Servis, Inc., a healthcare management services company. From April 1987 to October 1993, Mr. King was with Shared Medical Services, a company specializing in hospital information systems, most recently serving as its president from 1988 to 1993. From February 1983 to December 1986, Mr. King was President of Daseke and Company and from December 1979 to November 1982, was President and Chief Executive Officer of Auto-Trol Technology, a computer-aided design software company. Mr. King is also a Director of ADAC Laboratories, a provider of nuclear medicine diagnostic imaging equipment and a supplier of radiology and laboratory information systems.

  CLASS III--NOMINEES FOR TERMS EXPIRING AT THE 2000 ANNUAL MEETING OF STOCKHOLDERS

    James E. Crawford III has served as a Director of the Company since December 1993. He is a general partner of Frontenac Company, a venture capital firm that he joined in August 1992. From February 1984 to August 1992, Mr. Crawford was a general partner of William Blair Venture Management Co., the general partner of William Blair Venture Partners III, a venture capital fund. He was also a general partner of William Blair & Company, an investment bank and brokerage affiliated with William Blair Venture Management Co., from January 1987 to August 1992. Mr. Crawford is also a Director of Cornerstone Imaging, Inc., a provider of document imaging subsystems, and he is a director of several private companies.

    Mark K. Ruport has been President and Chief Executive Officer and a Director of the Company since February 1995. He has served as Chairman of the Board of Directors since May 1996. From June 1990 to July 1994, Mr. Ruport was President and Chief Operating Officer, and most recently Chief Executive Officer, of Interleaf, Inc., a publicly-held software and services company that develops and markets document management, distribution and related software. From July 1994 to February 1995, Mr. Ruport pursued personal interests. From 1989 to 1990, Mr. Ruport was Senior Vice President of Worldwide Sales of Informix Software, where he had direct responsibility for direct and indirect sales and OEMs. From 1985 to 1989, Mr. Ruport was Vice President of North American Operations for Cullinet Software, where he oversaw North American sales, customer support and systems integration.

    Malcolm D. Thomson is a co-founder of the Company and has served as a Director since its inception. Since January 1996, he has served as Vice President--Internet and Interconnectivity of the Company. From July 1994 through December 1995, he served as Vice President--New Business Development; from February 1993 through June 1994, he served as Vice President--Development; from August 1992 through January 1993, he served as Vice President--Sales; from July 1990 through July 1992, he served as Director of Systems Integration; and from the inception of the Company through June 1990, he served as President. Prior to co-founding the Company, Mr. Thomson was an engineer with Ashton-Tate in the United Kingdom and in California.

  There are no family relationships among the members of the Board of Directors or the officers of the Company. Messrs. Bass, Carter, Crawford, Gruner, Ruport and Thomson were appointed to the Board of Directors of the Company pursuant to a provision of an Amended and Restated Shareholders' Agreement between the Company and certain stockholders named therein dated as of November 22, 1995, which provision will expire on November 22, 2005.

BOARD COMMITTEES AND MEETINGS

  During the fiscal year ended December 31, 1996, the Board of Directors held seven (7) meetings and acted by unanimous written consent on one (1) occasion. The Board of Directors has an Audit Committee and a Compensation Committee. Each of the directors attended or participated in 75% or more of the aggregate of (i) the total number of meetings of the Board of Directors and (ii) the total number of meetings held by all committees on which he served during the past fiscal year.

  The Audit Committee currently consists of three (3) directors, Messrs. Bass, Gruner and King. The Audit Committee reviews internal auditing procedures, the adequacy of internal controls and the results and scope of the audit and other services provided by the Company's independent auditors. The Audit Committee meets periodically with management and the independent auditors. The Audit Committee did not meet in 1996 but the Company expects the Audit Committee to meet in 1997.

  The Compensation Committee currently consists of three (3) directors, Messrs. Crawford, Gruner and King. The Compensation Committee establishes salaries, incentives and other forms of compensation for officers and other employees of the Company and administers the incentive compensation and benefit plans of the Company. The Compensation Committee also has exclusive authority to administer the Company's 1994 Stock Option/Stock Issuance Plan (the "Option Plan") and to make option grants and direct stock issuances under such Plan. Pursuant to the provisions of the Option Plan, the Compensation Committee has appointed a Secondary Committee of the Compensation Committee, consisting of Mr. Mark K. Ruport (the "Secondary Committee"), to make option grants and direct stock issuances to eligible persons other than officers and directors subject to the short-swing profit restrictions of the federal securities laws. The Compensation Committee held five (5) meetings and acted by unanimous written consent on two (2) occasions, and the Secondary Committee did not act during the last fiscal year.

DIRECTOR COMPENSATION

  Except for certain grants of stock options and reimbursement of expenses, directors of the Company do not receive compensation for services rendered as a director. However, both Mr. King and Mr. Gett will receive a fee of $10,000 for each year of service as a director. The Company does not pay compensation for committee participation or special assignments of the Board of Directors. Messrs. Carter and Thomson each received options in 1990 to purchase 120,000 shares of Common Stock at an exercise price of $0.75 per share, which options are currently exercisable for fully vested shares of Common Stock. Mr. Ruport has been granted options under the Option Plan to purchase an aggregate of 510,000 shares of Common Stock.

  On April 1, 1996, in connection with his appointment to the Board of Directors, Mr. King received from the Company an option under the Option Plan to purchase 25,000 shares of Common Stock at an exercise price of $5.00 per share. The option has a maximum term of ten years measured from the grant date, subject to earlier termination upon Mr. King's cessation of service with the Company. The option is immediately exercisable in full. Twenty-five percent of the option shares were fully vested as of the grant date. The remaining option shares are subject to repurchase by the Company at the exercise price paid per share should Mr. King cease to be a non-employee board member prior to vesting in the shares. Mr. King will vest in an additional 25% of the option shares upon his completion of each of the three years of service with the Company measured from the option grant date. Mr. King also received an option from Frontenac VI Limited Partnership ("Frontenac") to purchase 25,000 shares of Common Stock currently owned by Frontenac at an exercise price of $5.00 per share. On June 3, 1996, in connection with his appointment to the Board of Directors, Mr. Gett received an option under the Option Plan to purchase 25,000 shares of Common Stock at an exercise price of $7.50 per share. The option has a maximum term of ten years measured from the grant date subject to earlier termination upon Mr. Gett's cessation of service with the Company. The option is immediately exercisable in full. The option shares are subject to repurchase by the Company at the exercise price paid per share should Mr. Gett cease to be a non-employee Board member prior to vesting in the shares. Twenty-five percent of the option shares will vest on Mr. Gett's completion of each of the next four years of service with the Company measured from the option grant date. On January 9, 1997, Mr. Gett received an additional option under the Option Plan to purchase 10,000 shares of Common Stock at an exercise price of $6.50 per share. The option has a maximum term of ten years measured from the grant date subject to earlier termination upon Mr. Gett's cessation of service with the Company. The option will vest and become exercisable in four equal and successive annual installments, commencing on the grant date. The option shares held by both Mr. King and Mr. Gett will fully vest in the event the Company is acquired by merger or asset sale, unless the option is assumed by the acquiring company.

  Under the Automatic Option Grant Program of the Option Plan, each individual who was serving as a non-employee Board member on July 25, 1996, the date the underwriting agreement was executed in connection with the Company's initial public offering (other than Mr. King and Mr. Gett, who received option grants in connection with their appointment to the Board of Directors on April 1, 1996 and June 3, 1996, respectively) received an option grant for 10,000 shares of Common Stock on such date at an exercise price equal to the offering price. Each individual who first joins the Board as a non-employee Board member after July 25, 1996 will receive an option grant for 10,000 shares of Common Stock at the time of his or her commencement of Board service, provided such individual has not otherwise been in the prior employ of the Company. In addition, at each annual stockholders meeting, beginning with the Annual Meeting, each individual who is to continue to serve as a non-employee Board member, including Mr. King and Mr. Gett, will receive an option grant to purchase 2,500 shares of Common Stock, whether or not such individual has been in the prior employ of the Company.

  Each automatic grant will have an exercise price equal to the fair market value per share of Common Stock on the grant date and will have a maximum term of ten years, subject to earlier termination following the optionee's cessation of Board service. Each automatic option will be immediately exercisable; however, any shares purchased upon exercise of the option will be subject to repurchase, at the option exercise price paid per share, should the optionee's service as a non-employee Board member cease prior to vesting in the shares. The 10,000-share grant will vest in four equal and successive annual installments over the optionee's period of Board service measured from the grant date. Each additional 2,500-share grant will vest upon the optionee's completion of one year of Board service measured from the grant date. However, each outstanding option will immediately vest upon
(i) an acquisition of the Company by merger, asset sale or a hostile takeover of the Company or (ii) the death or disability of the optionee while serving as a Board member.

  THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THE ELECTION OF EACH OF THE ABOVE NOMINEES.

              PROPOSAL TWO--RATIFICATION OF INDEPENDENT AUDITORS

  The Board of Directors has appointed the firm of Price Waterhouse LLP, independent public auditors for the Company during fiscal year 1996, to serve in the same capacity for the year ending December 31, 1997, and is asking the stockholders to ratify this appointment. The affirmative vote of a majority of the shares represented and voting at the Annual Meeting is required to ratify the selection of Price Waterhouse LLP.

  In the event the stockholders fail to ratify the appointment, the Board of Directors will reconsider its selection. Even if the selection is ratified, the Board of Directors in its discretion may direct the appointment of a different independent auditing firm at any time during the year if the Board of Directors believes that such a change would be in the best interests of the Company and its stockholders.

  A representative of Price Waterhouse LLP is expected to be available at the Annual Meeting, will have the opportunity to make a statement if he or she desires to do so, and will be available to respond to appropriate questions.

  THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THE RATIFICATION OF THE SELECTION OF PRICE WATERHOUSE LLP TO SERVE AS THE COMPANY'S INDEPENDENT AUDITORS FOR THE FISCAL YEAR ENDING DECEMBER 31, 1997.

                            OWNERSHIP OF SECURITIES

  The following table sets forth certain information known to the Company with respect to the beneficial ownership of the Company's Common Stock as of March 31, 1997 by (i) all persons who are beneficial owners of five percent (5%) or more of the Company's Common Stock, (ii) each nominee for director, (iii) the executive officers named in the Summary Compensation Table below, and (iv) all current directors and executive officers as a group.

                                           SHARES
NAME AND ADDRESS OF                     BENEFICIALLY   PERCENTAGE OF SHARES
BENEFICIAL OWNER                        OWNED(1)(2)  BENEFICIALLY OWNED(1)(2)
-------------------                     ------------ ------------------------
Mark K. Ruport(3)......................    470,000              6.5%

Steven M. Johnson(4)...................    151,636              2.2%

Marc R. Fey(5).........................    161,500              2.4%

David J. Mansen(6).....................     85,000              1.2%

Donald R. Graham(7)....................     10,667                *

Paul Carter(8).........................    883,685             12.8%

Malcolm D. Thomson(9)..................    865,686             12.6%

Richard A. Bass(10)....................     45,856                *

James E. Crawford III(11)..............    903,067             13.3%

Robert L. Gett(12).....................     37,500                *

Harry S. Gruner(13)....................    410,553              6.1%

Graham O. King(14).....................     50,000                *

Frontenac VI Limited Partnership(15)...    893,067             13.2%
  135 S. LaSalle Street
  Suite 3800
  Chicago, IL 60603

JMI Equity Fund, L.P.(16)..............    400,533              5.9%
  1119 St. Paul Street
  Baltimore, MD 21202

Mackenzie Financial Corp.(17)..........    539,800              8.0%
  150 Bloor Street West,
  Suite M111
  Toronto, Ontario M5S 3B5

All directors and executive officers
 as a group (12 persons)(18)...........  4,106,213             51.9%

--------
  *  Represents beneficial ownership of less than 1%.
 (1) Except as indicated in the footnotes to this table and pursuant to applicable community property laws, the persons named in the table have sole voting and investment power with respect to all shares of Common Stock. The address for Messrs. Ruport, Johnson, Fey, Mansen, Carter and Thomson is c/o Optika Imaging Systems, Inc., 5755 Mark Dabling Boulevard, Colorado Springs, Colorado 80919.
 (2) Based on 6,758,388 shares of Common Stock outstanding as of March 31, 1997. The number of shares of Common Stock deemed outstanding includes shares of Common Stock issuable pursuant to stock options that are currently exercisable or may be exercised within 60 days after March 31, 1997. Shares issuable pursuant to such options are deemed outstanding for computing the percentage of the person holding such options, but are not deemed outstanding for computing the percentage of any other person.
 (3) Includes 455,000 shares of Common Stock issuable upon exercise of options that are currently exercisable or will become exercisable within 60 days of March 31, 1997, 218,333 of which shares are unvested and subject to a repurchase right of the Company.

 (4) Includes 150,636 shares of Common Stock issuable upon exercise of options that are currently exercisable or will become exercisable within 60 days of March 31, 1997, 63,333 of which shares are unvested and subject to a repurchase right of the Company.
 (5) Includes 60,000 shares of Common Stock issuable upon exercise of options that are currently exercisable or will become exercisable within 60 days of March 31, 1997, 30,000 of which shares are unvested and subject to a repurchase right of the Company.
 (6) Consists of 85,000 shares of Common Stock issuable upon exercise of options that are currently exercisable or will become exercisable within 60 days of March 31, 1997, 75,000 of which shares are unvested and subject to a repurchase right of the Company.
 (7) Consists of 10,667 shares of Common Stock held of record by Mr. Graham. Mr. Graham resigned as Vice President--Sales, of the Company, on December 31, 1996.
 (8) Includes (i) 119,054 shares of Common Stock held of record by the Paul Carter Irrevocable Trust, of which Mr. Carter may be deemed to be beneficial owner; (ii) 120,000 vested shares of Common Stock issuable upon exercise of options that are currently exercisable and (iii) 50,668 shares of Common Stock held by Iris C. Carter, the spouse of Mr. Carter. Also includes an aggregate of 67,500 shares of Common Stock which are subject to currently exercisable options held by third parties.
 (9) Includes 50,000 shares of Common Stock held by Nancy H. Thomson, the spouse of Mr. Thomson. Also includes an aggregate of 67,500 shares of Common Stock which are subject to currently exercisable options held by third parties, and 120,000 vested shares of Common Stock issuable upon exercise of options that are currently exercisable.
(10) Includes 10,000 shares of Common Stock issuable upon exercise of options that are currently exercisable or will become exercisable within 60 days of March 31, 1997, all of which shares are unvested and subject to a repurchase right of the Company.
(11) Pursuant to a Schedule 13G dated February 13, 1997 and filed with the Securities and Exchange Commission, includes 893,067 shares of Common Stock owned beneficially by Frontenac. The general partner of Frontenac is the Frontenac Company, of which Mr. Crawford is a general partner. In such capacity, Mr. Crawford may be deemed to be a beneficial owner of such shares, although he disclaims such beneficial ownership except to the extent of his pecuniary interest therein, if any. Also includes (i) 10,000 shares of Common Stock issuable upon exercise of options that are currently exercisable or will become exercisable within 60 days of March 31, 1997, all of which shares are unvested and subject to a repurchase right of the Company, and (ii) 25,000 shares of Common Stock which are subject to currently exercisable options granted by Frontenac to Mr. King. The address of Mr. Crawford is c/o Frontenac Company, 135 South LaSalle Street, Suite 3800, Chicago, Illinois 60603.
(12) Includes 37,500 shares of Common Stock issuable upon exercise of options granted by the Company that are currently exercisable or will become exercisable within 60 days of March 31, 1997, all of which shares are unvested and subject to a repurchase right of the Company.
(13) Pursuant to a Schedule 13G dated February 13, 1997 and filed with the Securities and Exchange Commission, includes 400,533 shares of Common Stock owned beneficially owned by JMI Equity Fund, L.P. The general partner of JMI Equity Fund, L.P. is JMI Partners, L.P., of which Mr. Gruner is a general partner. In such capacity, Mr. Gruner may be deemed to be a beneficial owner of such shares, although he disclaims such beneficial ownership except to the extent of his pecuniary interest therein, if any. Also includes 10,000 shares of Common Stock issuable upon exercise of options that are currently exercisable or will become exercisable within 60 days of March 31, 1997, all of which shares are unvested and subject to a repurchase right of the Company. The address of Mr. Gruner is c/o JMI Partners, L.P., 1119 St. Paul Street, Baltimore, Maryland 21202.
(14) Includes (i) 25,000 shares of Common Stock issuable upon exercise of options granted by the Company that are currently exercisable or will become exercisable within 60 days of March 31, 1997, 18,750 of which shares are unvested and subject to a repurchase right of the Company and
     (ii) 25,000 shares of Common Stock issuable upon exercise of options granted by Frontenac to Mr. King, which options are currently exercisable or will become exercisable within 60 days of March 31, 1997, 18,750 of which shares are unvested and subject to a repurchase right of Frontenac.

(15) Pursuant to a Schedule 13G dated February 13, 1997 and filed with the Securities and Exchange Commission, Frontenac has reported that as of December 31, 1996 it had sole voting power over 893,067 shares, shared voting power over no shares, sole dispositive power over 893,067 shares and shared dispositive power over no shares. Includes 25,000 shares of Common Stock which are unvested and subject to a currently exercisable option granted to Mr. King by Frontenac. Excludes options to purchase Common Stock held by Mr. Crawford.
(16) Pursuant to a Schedule 13G dated February 13, 1997 and filed with the Securities and Exchange Commission, JMI Equity Fund, L.P. has reported that as of December 31, 1996 it had sole voting power over no shares, shared voting power over 400,533 shares, sole dispositive power over no shares and shared dispositive power over 400,533 shares.
(17) Pursuant to a Schedule 13G dated February 12, 1997 and filed with the Securities and Exchange Commission, Mackenzie Financial Corporation reported that it had sole voting power over 539,800 shares, shared voting power over no shares, sole dispositive power over 539,800 shares and shared dispositive power over no shares.
(18) Excludes 10,667 shares of Common Stock owned by Donald R. Graham, the Company's former Vice President--Sales, and includes 750 shares of Common Stock and options for the purchase of 41,000 shares of Common Stock issuable upon exercise of options that are currently exercisable or will become exercisable within 60 days of March 31, 1997 and which are beneficially owned by an Executive Officer of the Company not named in the Summary Compensation Table, of which 20,000 shares are subject to a repurchase right of the Company.

                EXECUTIVE COMPENSATION AND RELATED INFORMATION

  The following table provides certain information summarizing the compensation earned by the Company's Chief Executive Officer and each of the Company's other four most highly compensated executive officers whose salary and bonus was in excess of $100,000 for the 1996 fiscal year, for services rendered in all capacities to the Company and its subsidiaries for each of the last two fiscal years.

                          SUMMARY COMPENSATION TABLE



                                                                                   LONG-TERM
                                                                                  COMPENSATION
                                             ANNUAL COMPENSATION                     AWARDS
                                            ---------------------                  ----------
                                                                                   SECURITIES
                                                                   OTHER ANNUAL    UNDERLYING
NAME AND PRINCIPAL POSITION            YEAR SALARY($) BONUS($)(1) COMPENSATION($)  OPTION (#)
---------------------------            ---- --------- ----------- --------------- ------------
Mark K. Ruport.............            1996  183,956    34,000            --        110,000(2)
 Chairman, Chief Executive             1995  152,208    41,000        100,000(3)    400,000
 Officer and President

Steven M. Johnson..........            1996  131,156    18,000            --         35,000(2)
 Vice President--Finance
 and  Administration, Chief            1995  105,578     9,000            --            --
 Financial Officer and
 Secretary

Marc R. Fey................            1996  120,000    10,000            --            --
 Senior Vice President--               1995  118,300     5,000            --            --
 Engineering and Customer
 Support Services

David J. Mansen............            1996  120,000    37,500            --            --
 Vice President--Marketing

Donald R. Graham(4)........            1996  144,560       --             --            --
 Vice President--Sales

--------
(1) Bonuses earned in 1995 and 1996 are paid in 1996 and 1997, respectively.
(2) The option was granted under the Option Plan. See "Option Grants in 1996."
(3) Represents an allowance for moving expenses incurred by Mr. Ruport in connection with his appointment as President and Chief Executive Officer of the Company.
(4) Mr. Graham resigned from the Company effective January 1, 1997.

 Option Grants in Last Fiscal Year

  The following table contains information concerning the stock option grants made to each of the executive officers named in the Summary Compensation Table for the fiscal year ended December 31, 1996. No stock appreciation rights ("SARs") were granted to these individuals during such fiscal year.

                                       INDIVIDUAL GRANTS
                         -----------------------------------------------
                                                                          POTENTIAL REALIZABLE
                                                                            VALUE AT ASSUMED
                                                                          ANNUAL RATES OF STOCK
                                                                         PRICE APPRECIATION FOR
                                                                             OPTION TERM(1)
                                                                         -----------------------
                         NUMBER OF     PERCENT OF
                         SECURITIES   TOTAL OPTIONS
                         UNDERLYING    GRANTED TO   EXERCISE
                          OPTIONS     EMPLOYEES IN  PRICE PER EXPIRATION
  NAME                    GRANTED      FISCAL YEAR    SHARE      DATE        5%          10%
  ----                   ----------   ------------- --------- ---------- ----------- -----------
Mark K. Ruport..........  110,000(2)      30.6        $3.40    01/08/06  $   235,207 $   596,060
Steven M. Johnson.......   35,000(3)       9.7        $3.40    01/08/06  $    74,838 $   189,655
Marc R. Fey.............      --           --           --          --           --          --
David J. Mansen.........      --           --           --          --           --          --
Donald R. Graham........      --           --           --          --           --          --

--------
(1) There can be no assurance provided to any executive officer or any other holder of the Company's securities that the actual stock price appreciation over the ten-year option term will be at the assumed 5% and 10% levels or at any other defined level. Unless the market price of the Common Stock appreciates over the option term, no value will be realized from the option grants made to the executive officers.
(2) The option was granted to Mr. Ruport on January 9, 1996 pursuant to the Option Plan. The option has a maximum term of ten years measured from the grant date, subject to earlier termination upon optionee's cessation of service with the Company. The option is immediately exercisable as to 25% of the option shares and will become exercisable for an additional 25% of the option shares on January 1 of 1997, 1998 and 1999. Any shares purchased upon exercise of the option are subject to repurchase by the Company at the option exercise price paid per share should the optionee leave the Company prior to vesting in the shares. The optionee will vest in 25% of his option shares upon his completion of one year of service with the Company after the grant date and the balance in a series of equal monthly installments over the next 36 months of service completed thereafter. The option shares will fully vest in the event the Company is acquired by merger or asset sale, unless the option is assumed by the acquiring company. In addition, if the option is assumed by the acquiring company, the option shares will vest in full upon the termination of the optionee's service, whether involuntarily or through a resignation for good reason, within eighteen months following the acquisition.
(3) The option was granted to Mr. Johnson on January 9, 1996 pursuant to the Option Plan. The option has a maximum term of ten years measured from the grant date, subject to earlier termination upon optionee's cessation of service with the Company. Mr. Johnson's option was immediately exercisable for 29,000 of the option shares as of the grant date and became exercisable for the remaining 6,000 option shares on January 1, 1997. Any shares purchased upon exercise of the option are subject to repurchase by the Company at the option exercise price per share should the optionee leave the Company prior to vesting in the shares. The optionee will vest in 25% of his option shares upon his completion of one year of service with the Company after the grant date and the balance in a series of equal monthly installments over the next 36 months of service completed thereafter. The option shares will fully vest in the event the Company is acquired by merger or asset sale, unless the option is assumed by the acquiring company. In addition, if the option is assumed by the acquiring company, the option shares will vest in full upon the termination of the optionee's service, whether involuntarily or through a resignation for good reason, within eighteen months following the acquisition.

 Aggregated Option Exercises and Fiscal Year-End Values

  The table below sets forth certain information with respect to the Company's Chief Executive Officer and the other executive officers named in the Summary Compensation Table concerning the unexercised options they held as of the end of the 1996 fiscal year. No stock options or SARs were exercised by such individuals during the 1996 fiscal year, nor did they hold any outstanding SARs at the end of such fiscal year.


                         NUMBER OF SECURITIES UNDERLYING           VALUE OF UNEXERCISED
                           UNEXERCISED OPTIONS AT FY-                  IN-THE-MONEY
                                     END(#)                      OPTIONS AT FY-END($)(1)
                         -----------------------------------    -------------------------
 NAME                     EXERCISABLE        UNEXERCISABLE      EXERCISABLE UNEXERCISABLE
 ----                    ----------------   ----------------    ----------- -------------
Mark K. Ruport..........          455,000             55,000      1,345,109        88,859
Steven M. Johnson.......          155,000                --         465,922           --
Marc R. Fey.............           60,000                --         188,438           --
David J. Mansen.........          100,000                --         314,063           --
Donald R. Graham........              --                 --             --            --

--------
(1) Based on the fair market value of the option shares at fiscal year-end ($5 1/64 per share on the basis of the closing selling price on The Nasdaq National Market at fiscal year-end) less the exercise price.

EMPLOYMENT CONTRACTS, TERMINATION OF EMPLOYMENT ARRANGEMENTS AND CHANGE OF CONTROL AGREEMENTS

  The Company has an agreement with Mark K. Ruport that provides for his employment as President and Chief Executive Officer of the Company at the discretion of the Board of Directors. Mr. Ruport's base salary is $180,000, subject to annual review by the Compensation Committee, and he is eligible to receive performance bonuses which may be awarded by the Compensation Committee. In 1995, Mr. Ruport was also granted an option to acquire 400,000 shares of Common Stock under the Option Plan pursuant to the terms of his employment agreement. Mr. Ruport is eligible to receive severance equal to one year's base salary in the event he is terminated by the Company without cause.

  The Company has an agreement with Steven M. Johnson that provides for his employment as Chief Financial Officer of the Company, at the discretion of the Board of Directors. Mr. Johnson's base salary is $131,156, and he is eligible to receive performance bonuses which may be awarded by the Compensation Committee. Mr. Johnson is eligible to receive severance equal to six months' salary in the event he is terminated by the Company without cause.

  The Company has an agreement with Marc R. Fey that provides for his employment as Senior Vice President--Engineering and Customer Support Services, at the discretion of the Board of Directors. Mr. Fey's base salary is $120,000, subject to annual review by the Compensation Committee, and he is eligible to receive performance bonuses which may be awarded by the Compensation Committee. Mr. Fey is eligible to receive severance equal to six months' salary in the event he is terminated by the Company without cause.

  In connection with an acquisition of the Company by merger or asset sale, each outstanding option held by the Chief Executive Officer and the other executive officers under the Option Plan will automatically accelerate in full and all unvested shares of Common Stock issued to such individuals pursuant to the exercise of options granted or direct stock issuances made under such plan will immediately vest in full, except to the extent such options are to be assumed by, and the Company's repurchase rights with respect to those shares are to be assigned to, the successor corporation. Any options that are assumed in an acquisition will automatically accelerate, and any repurchase rights which are assigned will terminate, in the event the executive's service is terminated, whether involuntarily or through a resignation for good reason, within eighteen months following the acquisition. In addition, the Compensation Committee as Plan Administrator of the Option Plan has the authority to provide for the accelerated vesting of the shares of Common Stock subject to outstanding options held by the Chief Executive Officer or any other executive officer or the shares of Common Stock purchased pursuant to the exercise of options or subject to direct issuances held by such individual, in connection with the termination of the officer's employment following certain hostile changes in control of the Company.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

  The Compensation Committee of the Board is currently comprised of Messrs. Crawford, Gruner and King. None of the present or former members of the Compensation Committee were at any time during the fiscal year ended December 31, 1996 or at any other time an officer or employee of the Company.

  No executive officer of the Company serves as a member of the board of directors or compensation committee of any entity which has one or more executive officers serving as a member of the Company's Board of Directors or Compensation Committee.

     COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT OF 1934

  The members of the Board of Directors, the executive officers of the Company and persons who hold more than 10% of the Company's outstanding Common Stock are subject to the reporting requirements of Section 16(a) of the Exchange Act which require them to file reports with respect to their ownership of the Common Stock and their transactions in such Common Stock. Based upon (i) the copies of Section 16(a) reports which the Company received from such persons for their 1996 fiscal year transactions in the Common Stock and their Common Stock holdings, and (ii) the written representations received from one or more of such persons that no annual Form 5 reports were required to be filed by them for the 1996 fiscal year, the Company believes that both the executive officers and the Board members complied with all their reporting requirements under Section 16(a) for such fiscal year.

                         COMPENSATION COMMITTEE REPORT

OVERVIEW AND PHILOSOPHY

  The Compensation Committee of the Board of Directors (the "Committee") is responsible for establishing the base salary and incentive cash bonus programs for the Company's executive officers and other key employees and administering certain other compensation programs for such individuals, subject in each instance to review by the full Board. The Compensation Committee also has the exclusive responsibility for the administration of the Company's 1994 Stock Option/Issuance Plan under which grants may be made to executive officers and other key employees.

  It is the Committee's objective that executive compensation be directly influenced by the Company's business results. Accordingly, the Company's executive compensation program is structured to stimulate and reward exceptional performance that results in enhanced corporate and stockholder values.

  The Committee recognizes that the industry sector in which the Company operates is extremely competitive world-wide, with the result that there is substantial demand for high-caliber, seasoned executives. It is crucial that the Company be assured of retaining and rewarding its executive personnel essential in contributing to the attainment of the Company's performance goals. For these reasons, the Committee believes the Company's executive compensation arrangements must remain competitive with those offered by other companies of similar magnitude, complexity and performance records.

CASH COMPENSATION

  A key objective of the Company's executive compensation program is to position its key executives to earn annual cash compensation (base salary plus bonus) equaling or exceeding that which the executive would earn at other similarly situated companies. The Committee, however, did not rely upon any specific compensation surveys for comparative compensation purposes. Instead, the Committee made its decisions as to the appropriate market level of base salary for each executive officer on the basis of its understanding of the salary levels in effect for similar positions at those companies with which the Company competes for executive talent. Base salaries will be reviewed on an annual basis, and adjustments will be made in accordance with the factors indicated above. The Committee ensures, however, that the higher level of compensation is paid only when profitable growth rates occur.

  Base salaries for the named executive officers are established considering a number of factors, including the Company's sustained growth and increased profit margins, the executive's performance and contribution to overall Company performance, and the salary levels of comparable positions at companies of a similar size and in a similar industry sector. The Committee adheres to a compensation philosophy of moderate levels of fixed compensation such as base salary. Base salary decisions are made as part of a formal review process.

  The Company's 1996 Management Incentive Compensation Plan (the "Management Plan") was adopted by the Board of Directors in May 1996. The Management Plan is intended to promote the interests of the Company by providing for bonus payments to a select group of executive officers and key employees on the attainment of certain performance goals established for the Company and for each individual.

  The Committee with input from Mr. Ruport established certain performance objectives based on the Company's operating profit for fiscal 1996. The maximum aggregate bonus available to all participants in the Management Plan is based upon a predetermined percentage of each participant's base salary. A minimum performance level measured in terms of operating profit must be achieved by the Company before payment of bonuses may be made under the Management Plan. A designated percentage of the participant's maximum aggregate bonus is payable automatically upon achievement of such minimum performance level. The remainder of such bonus is payable at the discretion of the Compensation Committee (based on Mr. Ruport's recommendations for all executive officers other than himself), after consideration of individual performance factors.

STOCK OPTIONS

  The Committee grants stock options under the Option Plan to foster executive ownership and to provide direct linkage with stockholder interests. The Committee considers the executive's current level of equity holdings in the Company, the stock options previously granted to that individual, industry practices, the executive's accountability level, and assumed, potential stock value when determining stock option grants. The Committee relies upon competitive guideline ranges of retention-effective, target gain objectives to be derived from option gains based upon relatively aggressive assumptions relating to planned growth and earnings. In this manner, the potential executive gains parallel those of other stockholders over the long-term. Therefore, the stock option program serves as the Company's only long-term incentive and retention tool for executives and other key employees. The option shares vest in increments over a period of years as the officers remain in the Company's employ, and the exercise prices of the stock options granted to the named executive officers are equal to the market value of the stock on the date of grant. Therefore, stock options provide an incentive to executives to continue with the Company and maximize the Company's profitable growth which ordinarily, over time, should be reflected in the price of the Company's stock.

BENEFITS

  The Company provides benefits to the named executive officers that are generally available to other executives in similarly situated companies. The amount of such executive-level benefits and perquisites, as determined in accordance with the rules of the Securities and Exchange Commission relating to executive compensation, did not, for any executive officer, exceed 10% of his total salary and bonus for fiscal 1996. The Committee believes, based upon its understanding of industry practices, that the Company's officers receive approximately average benefit levels when compared to similarly situated companies.

CHIEF EXECUTIVE OFFICER PERFORMANCE AND COMPENSATION

  In setting Mr. Ruport's base salary of $183,956 and in determining his performance bonus for fiscal 1996, the Committee took note of the Company's growth and profits in recent years and continued to structure his compensation package so that more of his total compensation would be tied to the Company's attainment of specific revenue and profit objectives.

  The Committee also awarded him a bonus of $34,000 for the 1996 fiscal year. Stock options for an additional 110,000 shares of Common Stock were granted to Mr. Ruport.

COMPLIANCE WITH INTERNAL REVENUE CODE SECTION 162(m)

  Section 162(m) of the Internal Revenue Code, enacted in 1993, generally disallows a tax deduction to publicly held companies for compensation exceeding $1 million paid to certain of the corporation's executive officers. The compensation to be paid to the Company's executive officers for the 1996 fiscal year did not exceed the $1 million limit per officer, nor is it expected that the compensation to be paid to the Company's executive officers for fiscal 1997 will exceed that limit. The Company's 1994 Stock Option/Stock Issuance Plan is structured so that any compensation deemed paid to an executive officer when he exercises an outstanding option under that Plan with an exercise price equal to the fair market value of the option shares on the grant date will qualify as performance-based compensation which will not be subject to the $1 million limitation. Because it is very unlikely that the cash compensation payable to any of the Company's executive officers in the foreseeable future will approach the $1 million limit, the Compensation Committee has decided at this time not to take any other action to limit or restructure the elements of cash compensation payable to the Company's executive officers. The Compensation Committee will reconsider this decision should the individual compensation of any executive officer ever approach the $1 million level.

  It is the opinion of the Committee that the adopted executive compensation policies and plans provide the necessary total remuneration program to properly align the Company's performance and the interests of the Company's stockholders with competitive and equitable executive compensation in a balanced and reasonable manner, for both the short- and long-term.

                    The Compensation Committee of the Board
                             James E. Crawford III
                                Harry S. Gruner
                                Graham O. King

STOCK PERFORMANCE GRAPH

  The graph depicted below shows a comparison of cumulative total stockholder returns for the Company, The Nasdaq Stock Market Index and the Nasdaq Computer and Data Processing Services Index.

                COMPARISON OF CUMULATIVE TOTAL RETURN(1)(2)(3)

                    [GRAPH WITH PLOT POINTS APPEARS HERE]

                                                                INDEXED RETURNS
                                                                 PERIOD ENDING
                                              BASE
                                             PERIOD
COMPANY/INDEX                               25JUL96        SEP96        DEC96
-------------                               -------       -------      -------
Optika Imaging Systems, Inc...............      100        131.25        83.60
NASDAQ Composite Index....................      100        103.56       108.65
NASDAQ Computer & Data Processing.........      100        101.99       106.12
--------
(1) The graph covers the period from July 25, 1996, the date the Company's initial public offering commenced, through the fiscal year ended December 31, 1996.
(2) The graph assumes that $100 was invested on July 25, 1996 in the Company's Common Stock and in each index, and that all dividends were reinvested. No cash dividends have been declared on the Company's Common Stock.
(3) Stockholder returns over the indicated period should not be considered indicative of future stockholder returns.

  Notwithstanding anything to the contrary set forth in any of the Company's previous filings made under the Securities Act of 1933, as amended, or the Exchange Act that might incorporate future filings made by the Company under those statutes, neither the preceding Stock Performance Graph nor the Compensation Committee Report, is to be incorporated by reference into any such prior filings, nor shall such graph or report be incorporated by reference into any future filings made by the Company under those statutes.

                             CERTAIN TRANSACTIONS

  The Company's Amended and Restated Certificate of Incorporation and Bylaws provide for indemnification of directors, officers and certain agents of the Company. Each of the current directors and executive officers of the Company have entered into separate indemnification agreements with the Company.

                                 OTHER MATTERS

  The Company knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters properly come before the Annual Meeting, it is the intention of the persons named in the enclosed form of Proxy to vote the shares they represent as the Board of Directors may recommend. Discretionary authority with respect to such other matters is granted by the execution of the enclosed Proxy.

                STOCKHOLDERS' PROPOSALS FOR 1998 ANNUAL MEETING

  Proposals of stockholders of the Company that are intended to be presented by such stockholders at the Company's 1998 Annual Meeting must be received no later than December 23, 1997, in order that they may be included in the proxy statement and form of proxy relating to that meeting.

                                 ANNUAL REPORT

  A copy of the Annual Report of the Company for the fiscal year ended December 31, 1996 has been mailed concurrently with this Proxy Statement to all stockholders entitled to notice of and to vote at the Annual Meeting. Except for "Executive Officers of the Registrant" from Part I of the Company's Annual Report on Form 10-K for the fiscal year ended September 30, 1996, the Annual Report is not incorporated into this Proxy Statement and is not considered proxy solicitation material.

                                   FORM 10-K

  The Company filed an Annual Report on Form 10-K for the fiscal year ended December 31, 1996 with the Securities and Exchange Commission. Stockholders may obtain a copy of this report, without charge, by writing to Mr. Steven M. Johnson, the Secretary of the Company, at the Company's principal offices located at 5755 Mark Dabling Boulevard, Suite 100, Colorado Springs, Colorado 80919.

Dated: April 25, 1997

                                          THE BOARD OF DIRECTORS OF
                                          OPTIKA IMAGING SYSTEMS, INC.

                                  DETACH HERE                              OPK F

PROXY
                         OPTIKA IMAGING SYSTEMS, INC.

              PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

    The undersigned hereby appoints Mark K. Ruport and Paul Carter, or any of them, the proxies and attorneys-in-fact for the undersigned, with full power of substitution and revocation, to represent and vote on behalf of the undersigned, at the 1997 annual meeting of stockholders of Optika Imaging Systems, Inc. (the "Company") to be held at The Colorado Springs Marriott, 5580 Tech Center Drive, Colorado Springs, Colorado 80919 on May 23, 1997 at 9:00 a.m. local time, and any adjournments or postponements thereof, all shares of the common stock, $.001 par value per share, of the Company standing in the name of the undersigned or which the undersigned may be entitled to vote as follows on the reverse side.

                  CONTINUED AND TO BE SIGNED ON REVERSE SIDE

                               SEE REVERSE SIDE

                                  DETACH HERE                              OPK F

[X] Please mark votes as in this example.

    This proxy when properly executed will be voted in the manner directed herein by the undersigned. If no direction is made, this proxy will be voted FOR Items 1 and 2. THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ITEMS 1 AND 2.
                                                        ---
1. Election of Directors (mark one box only)
CLASS I DIRECTORS: Richard A. Bass, Paul Carter;
CLASS II DIRECTORS: Robert L. Gett, Harry S. Gruner, Graham O. King;
CLASS III DIRECTORS: James E. Crawford III, Mark K. Ruport, Malcolm D. Thomson.
[ ] FOR ALL NOMINEES
[ ] WITHHELD FROM ALL NOMINEES
[ ]
    --------------------------------------
    For all nominees except as noted above

MARK HERE FOR ADDRESS CHANGE AND NOTE BELOW [ ]

2. Election of Price Waterhouse LLP as independent accountants of the Company.
[ ] FOR    [ ] AGAINST    [ ] ABSTAIN

3. In their discretion, the proxies are authorized to vote for the election of such substitute nominee(s) as such proxies may select in the event that one or more of the nominees named in Item 1 above becomes unable to serve, and upon such other business as may properly come before the meeting or any adjournment or postponement thereof.

The submission of this proxy if properly executed revokes all prior proxies given by the undersigned.

Receipt of the Notice of Annual Meeting of Stockholders and accompanying Proxy Statement is hereby acknowledged.

NOTE: PLEASE SIGN, DATE AND MAIL THIS PROXY PROMPTLY IN THE ENCLOSED POSTAGE-PAID ENVELOPE.

Please sign exactly as name appears on this card.

When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.


Signature __________________________________________  Date ________________

Signature __________________________________________  Date _________________